Exhibit 99.1

AITX’s RAD March 3, 2024 Investor ‘Ask Me Anything’ Available Online

Discussion Items Included Company Performance, Points Related to the Stock and Other Material Items

Detroit, Michigan, March 4, 2024 -- Artificial Intelligence Technology Solutions, Inc., (the “Company”) (OTCPK:AITX), a global leader in AI-driven security and productivity solutions along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), completed an informative ‘Ask Me Anything’ (AMA) session for investors on March 3, 2024 that was hosted by Eric Kemnitzer of Buffalo Fireside Chats. The session is a regular part of AITX’s efforts to keep the public up to date, engaged and informed regarding the Company.

During this engaging online event, AITX and RAD leadership provided responses to over a dozen investor submitted questions. Key discussion points included the latest company achievements, financial health, stock performance, and strategic plans aimed at fostering sustainable growth and innovation in the AI-driven security and productivity solutions sector.

Steve Reinharz, CEO of AITX and RAD took the opportunity to directly address questions from the investment community. Topics ranged from stock performance, RAD’s order intake and deployment milestones to updates on new product developments and enhancements in operational efficiencies.

“One of our core values at AITX and RAD is transparency, especially when it comes to our relationship with investors,” said Reinharz. “This AMA session is part of our ongoing effort to engage with our investor base openly and provide clear insights into our operations, achievements, and the challenges we navigate in our journey towards revolutionizing the security and productivity landscape.”

The AMA also covered important discussions regarding the Company’s stock, offering investors a candid look at the factors influencing current performance and management’s efforts to enhance shareholder value. Moreover, the session highlighted several material items that could impact the Company’s trajectory and investor interests, including strategic partnerships, market expansion efforts, and R&D advancements.

Investors and interested parties are encouraged to view the AMA session online at aitx-ama-030324 to gain a comprehensive understanding of AITX’s and RAD’s current position and strategic direction. The Company remains committed to maintaining an open line of communication with its investors, believing that informed shareholders are essential to AITX’s and RAD’s long-term success.

AITX, through its subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the $25 billion (US) security and guarding services industry through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry’s existing and costly manned security guarding and monitoring model. RAD delivers these tremendous cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

About Artificial Intelligence Technology Solutions (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

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Steve Reinharz

949-636-7060

@SteveReinharz